UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2025

S&W SEED COMPANY

(Exact name of registrant as specified in its charter)

Nevada	001-34719	27-1275784
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2101 Ken Pratt Blvd, Suite 201, Longmont, CO	80501
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (720) 506-9191

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SANW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

As previously disclosed, on December 19, 2024, S&W Seed Company (the “Company”) entered into a Credit and Security Agreement (the “Mountain Ridge Credit Agreement”) with ABL OPCO LLC (“Mountain Ridge”), as administrative agent, and the lenders party thereto. The Mountain Ridge Credit Agreement provides for a senior secured credit facility of up to $25.0 million. Capitalized terms used but not otherwise defined in this Current Report on Form 8-K (this “Current Report”) shall have the meanings ascribed to them in the Mountain Ridge Credit Agreement.

On June 18, 2025, the Company and Mountain Ridge entered into a letter agreement relating to the Mountain Ridge Credit Agreement (the “Letter Agreement”). Pursuant to the Letter Agreement, the Lenders advanced additional Revolving Loans under the Mountain Ridge Credit Agreement to the Company in the aggregate principal amount of $1,080,000 (the “Specified Revolving Loans”) solely to pay estimated costs and expenses related to (i) payroll, (ii) a retainer for legal and professional services, and (iii) a premium for tail coverage with respect to directors and officers liability insurance. The Specified Revolving Loans are secured by the Collateral. The Lenders have also agreed to make additional advances in the amount of $6,500 per day to cover the cost of payroll of Key Employees (as defined below in this Current Report) for each business day that the Key Employees remain employed by the Company, subject to cancellation by the Lenders with 24-hour advance notice.

In consideration of the Lenders’ agreement to advance the Specified Revolving Loans, the Company will pay the Lenders a funding fee in the aggregate amount of $1,080,000 (the “Default Funding Fee”), which amount (i) became fully earned and nonrefundable on the date of the Letter Agreement, (ii) shall be due and payable on the earlier to occur of (A) the Maturity Date, (B) Acceleration of the Loans, or (C) any sale of any assets of the Loan Parties outside the ordinary course of business, and (iii) shall be considered an earned fee for all purposes under the Mountain Ridge Credit Agreement on account of all Obligations generally and in consideration for all outstanding Loans which have been made, including the Specified Revolving Loans.

The Letter Agreement also amended the Mountain Ridge Credit Agreement such that all Obligations that represent Revolving Exposure in excess of the Borrowing Base (as reflected in the Borrowing Base Certificate most recently delivered by the Borrowers), including the Specified Revolving Loans, will bear interest at a rate of 18.00% per annum (the “Enhanced Interest Rate”) from the date of the Letter Agreement until the date the Revolving Exposure is no longer in excess of the Borrowing Base.

The foregoing description of the Letter Agreement is only a summary and is qualified in its entirety by reference to the full text of such agreement, which is filed as Exhibit 10.1 to this Current Report and is incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the Letter Agreement in Item 1.01 of this Current Report is incorporated by reference into this Item 2.03.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

One June 17, 2025, the Company received a Notice of Event of Default and Reservation of Rights (the “Notice”) from Mountain Ridge under the Mountain Ridge Credit Agreement. The Notice indicated that an event of default had occurred and is continuing under the Mountain Ridge Credit Agreement (the “Existing Default”) due to a violation of Section 2.5(h)(1) of the Mountain Ridge Credit Agreement resulting from the Company’s failure to immediately prepay the Obligations in an aggregate amount equal to the amount by which the Revolving Exposure exceeds the Borrowing Base of approximately $180,000 (as reflected in the Borrowing Base Certificate most recently delivered by the Borrowers).

As a result of the occurrence and continuance of the Existing Default, all Obligations (other than Obligations subject to the Enhanced Interest Rate discussed above) will automatically bear interest at the Default Rate, which means, as of any date of determination, a rate per annum equal to the lesser of (a) the sum of (i) the interest rate applicable under Section 3.1(b) of the Mountain Ridge Credit Agreement at such time plus (ii) two percent; and (b) the maximum rate of interest permitted under applicable law from time to time in effect. Additionally, the Company will be subject to certain limitations, restrictions and/or prohibitions in accordance with the Mountain Ridge Credit Agreement relating to, among other things, transfers of assets, sales or dispositions, investments in the joint ventures and other investments and any MFP Stock Redemptions. The Existing Default permits Mountain Ridge to declare all Obligations immediately due and payable, which was approximately $20.9 million as of the date of this Current Report.

The Existing Default also triggered a cross-default (the “Cross Default”) under the Term Loan Agreement, dated June 20, 2023 (the “Term Loan Agreement”), by and among AgAmerica Lending LLC (“AgAmerica”) and the Company, pursuant to which AgAmerica extended a term loan of $4.3 million to the Company and, as security therefor, the Company granted to AgAmerica a mortgage on approximately 31 acres of land located in Lubbock and Moore Counties, Texas, and certain personal property thereon. The Cross Default permits AgAmerica to declare all outstanding obligations under the Term Loan Agreement immediately due and payable, which was approximately $4.3 million as of the date of this Current Report.

The Company is currently in discussions with Mountain Ridge and AgAmerica with respect to the Existing Default and the Cross Default, respectively. However, there can be no assurance as to the outcome of any such discussions, including whether Mountain Ridge and/or AgAmerica will seek to enforce their respective rights in the future under the Mountain Ridge Credit Agreement and the Term Loan Agreement, as applicable.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 18, 2025, the Board of Directors (the “Board”) of the Company terminated Mark Herrmann as the Company’s President and Chief Executive Officer, effective immediately. In connection with Mr. Herrmann’s termination, the Board appointed Vanessa Baughman, the Company’s Chief Financial Officer, to serve as Interim Chief Executive Officer of the Company, effective immediately.

As of the date of this Current Report, no new compensatory arrangements have been entered into with Ms. Baughman in connection with her appointment as Interim Chief Executive Officer. Biographical and other information about Ms. Baughman is included in the Company’s definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission (the “SEC”) on November 5, 2024.

There are no arrangements or understandings between Ms. Baughman and any other person pursuant to which she was appointed to serve as Interim Chief Executive Officer of the Company. There are also no family relationships between Ms. Baughman and any director or executive officer of the Company, and Ms. Baughman does not have a direct or indirect material interest in any “related party” transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 8.01	Other Events.

On June 18, 2025, in order to reduce costs, the Company terminated all non-essential Company employees, which resulted in seven employees remaining employed as of the date of this Current Report (the “Key Employees”). Despite such cost containment measures and the Specified Revolving Loans, in anticipation of not having sufficient cash and cash equivalents or cash flows from operations to meet its operating and liquidity needs, the Company continues to explore strategic alternatives focused on maximizing stockholder value, including potential sales of assets or certain lines of business, a dissolution and liquidation of the Company, as well as other strategic actions, such as seeking relief under bankruptcy laws. There can be no assurance that the Company will have sufficient funds to explore strategic alternatives, that the exploration of strategic alternatives will result in any agreements or transactions, or that, if completed, any agreements or transactions will be successful or on attractive terms. The Company does not expect to disclose or provide an update concerning developments related to this process until the Company enters into definitive agreements or arrangements with respect to a transaction or otherwise determines additional disclosure is necessary or appropriate.

Cautionary Note Regarding Forward-Looking Statements

This Current Report contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. “Forward-looking statements” describe future expectations, plans, results, or strategies and are generally preceded by words such as “anticipates,” “believe,” “may,” “future,” “plan,” “should” or “expects.” Forward-looking statements in this Current Report include, but are not limited to, statements relating to the Company’s exploration of strategic alternatives focused on maximizing stockholder value, including potential sales of assets or certain lines of business, a dissolution and liquidation of the Company, as well as other strategic actions, such as seeking relief under bankruptcy laws; and the Existing Default and the Cross Default, such as potential adverse actions that may be pursued by Mountain Ridge and/or AgAmerica, as applicable. You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, including risks and uncertainties identified in the Company’s filings with the SEC, including, without limitation, the Company’s Annual Report on Form 10-K for the year ended June 30, 2024 and in other filings subsequently made by the Company with the SEC. Additional risks and uncertainties include the Company’s ability to negotiate or complete any strategic transaction; the Company’s ability to obtain any required stockholder approval of a strategic alternative; the sufficiency of cash to complete a strategic alternative; the Company’s ability to dissolve and liquidate the Company or seek relief under bankruptcy laws; any potential return to stockholders that may result from any strategic transaction, including through a dissolution and liquidation or bankruptcy proceedings. All forward-looking statements contained in this Current Report speak only as of the date on which they were made and are based on management’s assumptions and estimates as of such date. The Company does not undertake any obligation to publicly update any forward-looking statements, whether as a result of the receipt of new information, the occurrence of future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Letter Agreement, dated June 18, 2025, by and between S&W Seed Company and ABL OPCO LLC, as administrative agent.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 23, 2025	S&W SEED COMPANY

	By:	/s/ Vanessa Baughman
Vanessa Baughman
Interim Chief Executive Officer and Chief Financial Officer